UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2012

VERSANT INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54050	27-2553082

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19200 Von Karman, 6th Floor, Irvine, CA	92612

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 281-6438
Registrant’s Fax Number, Including Area Code: (949) 281-3801

________________________________________

(Former Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The information contained under Section 5.02(b) below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         Michael D. Young resigned as President, Chief Operating Officer and as a Director of Versant International, Inc., effective as of October 24, 2012 for personal reasons. On October 30, 2012, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Young. Pursuant to the Separation Agreement, Mr. Young agreed to forfeit and return to the Company a total of Thirty-Five Million (35,000,000) restricted shares of Class A common stock and Six Million (6,000,000) restricted shares of Class B common stock, which were previously issued to Mr. Young. The Separation Agreement contains a general release by Mr. Young of all claims against the Company and its affiliates and representatives. The foregoing description of the Separation Agreement is only a summary, and is qualified in its entirety to the actual agreement, which is attached hereto as Exhibits 99.1 and is incorporated herein by reference.

In connection with Mr. Young’s departure, pending the appointment of another executive(s) to fill these officer positions, Mr. Glen W. Carnes, Versant’s Chief Executive Officer, will assume the roles of President and Chief Operating Officer.

(d)          On October 30, 2012, the Board appointed Professor John Bradley Jackson as a non-employee director of the Company to fill a Board vacancy. The Company welcomes the arrival of Professor Jackson at the current stage of the Company’s growth and believes his contributions and expertise will prove to be valuable.

Professor Jackson is Director for The Center for Entrepreneurship and Professor of Entrepreneurship at California State University, Fullerton. He is founder of The BirdDog Group, a marketing and sales consulting firm that specializes in helping small businesses make more money. He was Senior Vice President at Bowne and Company, a Fortune 1000 company and held various senior management roles at Dataquest, Conner Peripherals, and Forrester Research. Professor Jackson is the author of multiple books on marketing and entrepreneurship, including “First, Best, or Different: What Every Entrepreneur Needs to Know About Niche Marketing” and “Déjà New Marketing: Increase Sales with Social Media, Search Marketing, E-mail Marketing, Blogs, and More.” Professor Jackson is currently a current board member and/or adviser for the Small Business Development Corporation (SBDC), BrandMixer, and College Web Media. He is very active in the Southern California philanthropic community, having served on numerous boards including The Los Angeles Sports Council, The Southern California Committee for the Olympic Games, The Los Angles Triathlon, and Junior Achievement of Southern California.

There are no family relationships between Mr. Jackson and the other directors and executive officers of the Company.

(e)          The Board has adopted a compensation policy for non-employee directors, pursuant to which Mr. Jackson shall receive both cash compensation and equity awards.

•	Cash Compensation. Mr. Jackson will be paid a quarterly retainer of $1,500, a fee of $250 for each Board meeting which he attends in person and a fee of $125 for each Board meeting which he attends telephonically.
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•	Equity-Based Awards. Pursuant to the Company’s non-employee director compensation policy, Mr. Jackson shall receive equity awards as follows: On the date of the initial appointment, he shall receive 20,000 restricted shares of Class B Common Stock. The shares vest in full on the first day of the month in which the one year anniversary of the date of grant. In addition, for each subsequent year of service, Mr. Jackson will be issued 20,000 shares of restricted Class B Common Stock. Such shares vest in full on January 1 of the next succeeding calendar year after the date of issuance, with the shares being forfeited to the Company if the Board member’s service is terminated prior to the vesting date.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Separation Agreement and General Release between Versant International, Inc. and Michael D. Young dated October 30, 2012.

99.2	Restricted Share Award Agreement between Versant International, Inc. and John Bradley Jackson dated October 30, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT INTERNATIONAL, INC.

Date: October 30, 2012	By: /s/ Glen W. Carnes
Name: Glen W. Carnes
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Separation Agreement and General Release between Versant International, Inc. and Michael D. Young dated October 30, 2012.

99.2	Restricted Share Award Agreement between Versant International, Inc. and John Bradley Jackson dated October 30, 2012.

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